Exhibit 10.14

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment"), by and among UFI ACQUISITION, INC., a Delaware corporation (“UFI Acquisition”), UNIQUE FABRICATING INCORPORATED, a Delaware corporation (“Unique Fabricating”), UNIQUE FABRICATING REALTY, LLC, a Michigan limited liability company (“UFR”), UNIQUE FABRICATING SOUTH, INC., a Michigan corporation (“UFS”), UNIQUE-PRESCOTECH, INC., a Delaware corporation (“Unique-Presco”, and together with UFI Acquisition, Unique Fabricating, UFR and UFS, collectively, the “Companies”), and THE PENINSULA FUND V LIMITED PARTNERSHIP, a Delaware limited partnership (the “Purchaser”), is dated and effective as of February 6, 2014 (the “Effective Date”).

RECITALS

A.           UFI Acquisition, UFI Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and the Purchaser are parties to that certain Note Purchase Agreement, dated as of March 18, 2013, as amended by that certain First Amendment to Note Purchase Agreement, dated as of December 18, 2013, among the Companies (other than Unique-Presco) and the Purchaser (as further amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), pursuant to which the Purchaser agreed, subject to the terms and conditions thereof, to purchase certain senior subordinated debt of the Companies.

B.           Pursuant to an Agreement and Plan of Merger, dated as of February 19, 2013, by and among UFI Acquisition, Merger Sub, Unique Fabricating, and American Capital, Ltd., on March 18, 2013, Merger Sub merged with and into Unique Fabricating.

C.           Unique Fabricating, UFS and UFR are parties to that certain Joinder Agreement, dated as of March 18, 2013, pursuant to which such parties each (i) became a party, as if an original signatory thereto, to the Note Purchase Agreement and the Senior Subordinated Note (as defined in the Note Purchase Agreement), and (ii) became jointly and severally liable for all of the Senior Subordinated Obligations (as defined in the Note Purchase Agreement).

D.           Unique-Presco is a party to that certain Joinder Agreement, dated as of December 18, 2013, pursuant to which such party (i) became a party, as if an original signatory thereto, to the Note Purchase Agreement and the Senior Subordinated Note, and (ii) became jointly and severally liable for all of the Senior Subordinated Obligations.

E.            The Companies and the Purchaser now desire to further amend the Note Purchase Agreement on the terms and conditions set forth herein.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon fulfillment of the conditions set forth in Article 4 of this Amendment, the parties agree as follows:

ARTICLE 1.

AMENDMENTS

Subject to the terms and conditions set forth in this Amendment, the Purchaser and the Companies hereby agree to amend the Note Purchase Agreement as follows:

1.1         Subsection 6.7 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

6.7         Performance of Obligations.

The Company will duly and punctually pay and/or perform, and will cause its Subsidiaries to duly and punctually pay and/or perform, its obligations under this Agreement, the Senior Loan Documents, the Acquisition Documents, the Prescotech Acquisition Documents, the Chardan Acquisition Documents and the Other Agreements to which it is a party.

1.2         Subsection 7.4 of the Note Purchase Agreement is hereby amended by inserting the following paragraph at the end thereof:

Notwithstanding the foregoing, subject to the terms and conditions set forth in the Chardan Subordination Agreement, the Company may make (and Chardan may receive) (i) scheduled payments of accrued interest at the current rate of interest set forth in the Chardan Note, and (ii) principal due and payable upon the maturity of the Chardan Note.

1.3         Subsection 7.8 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

7.8         Modification of Senior Loan Documents/Acquisition Documents.

Neither the Company nor any of its Subsidiaries will agree or consent to any modification, amendment or waiver of any of the terms or provisions of the Senior Loan Documents, Acquisition Documents, Prescotech Acquisition Documents, Chardan Acquisition Documents, Certificate of Incorporation or Bylaws (or other similar organizational documents), in effect on the date hereof, that could reasonably have a Material Adverse Effect on Purchaser’s rights or obligations hereunder, without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed.

1.4           Subsection 11.1(a) of the Note Purchase Agreement is hereby amended by inserting the following defined terms into such Subsection in appropriate alphabetical order:

Chardan. This term means Chardan, Corp., an Ohio corporation.

Chardan Acquisition. This term means the transactions described in the Chardan Acquisition Agreement, upon the completion of which Unique-Chardan will purchase and acquire substantially all of the operating assets of Chardan.

Chardan Acquisition Agreement. This term means that certain Asset Purchase Agreement, dated as of February 6, 2014, by and among Unique Fabricating, Unique-Chardan, as "Buyer," Chardan, as "Seller," and Daniel M. Johns, as "Stockholder".

Chardan Acquisition Documents. This term means the Chardan Acquisition Agreement, the Chardan Note, the Chardan Subordination Agreement and all other documents, agreements, instruments, and certificates executed and delivered in connection therewith or related thereto.

Chardan Note. This term means that certain promissory note, dated as of February 6, 2014, made by Unique Fabricating and Unique-Chardan for the benefit of Chardan, in the original principal amount of Five Hundred Thousand Dollars ($500,000).

Chardan Subordination Agreement. This term means the Subordination Agreement, dated as of February 6, 2014, among Chardan, the Companies, Senior Lender and the Purchaser, as amended from time to time.

Unique-Chardan. This term means Unique-Chardan, Inc., a Delaware corporation and wholly-owned subsidiary of Unique Fabricating.

1.5           The following defined term in Subsection 11.1(a) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Permitted Indebtedness. This term means (a) any Indebtedness in favor of the Senior Lender under the Senior Loan Agreement and created pursuant thereto, (b) any Indebtedness in favor of Purchaser under the Note Agreement and/or the Other Agreements and created pursuant thereto, (c) presently existing or hereafter arising purchase money Indebtedness incurred by the Company to finance the acquisition of capital assets by the Company, subject to the limitations placed on Capital Expenditures in Section 7.9 hereof, (d) to the extent not covered in (c) above, Indebtedness incurred by the Company to finance a portion of the purchase price needed to complete the Chardan Acquisition, as provided in the Chardan Acquisition Documents, (e) indebtedness consisting of the financing of insurance premiums (by grant to the insurer of right of offset against payment of benefits under the relevant policy) with respect to a $2,000,000 term life insurance policy on the life of each of John Weinhardt and Tom Tekiele, and (f) the Indebtedness as of the Closing Date, set forth on Schedule 4.10 hereto. Any Permitted Indebtedness which consists of royalties or other contingent deferred purchase price payments to sellers in connection with future acquisitions shall be subordinated to the Senior Subordinated Obligations on terms satisfactory to Purchaser.

1.6           Schedule 4.16 (Subsidiaries and Capitalization) and Schedule 4.17 (Current Locations) to the Note Purchase Agreement are hereby amended and restated in their entirety as set forth on Exhibit A hereto.

ARTICLE 2.

CONSENTS

2.1           Unique Fabricating has informed the Purchaser that it desires to (a) enter into the Chardan Acquisition Documents to which it is a party and consummate the Chardan Acquisition pursuant to the terms and conditions of such documents (the “Chardan Transaction”), and (b) amend the Senior Loan Documents as provided in that certain Third Amendment to Loan and Security Agreement, dated as of the Effective Date, between Senior Lender and Unique Fabricating (the “Senior Debt Amendment”), and the documents contemplated thereby. The Companies have requested that the Purchaser consent to the Chardan Transaction and the Senior Debt Amendment, and the Purchaser hereby consents to the Chardan Transaction and the Senior Debt Amendment, subject to the satisfaction of all conditions set forth in Section 4 of this Amendment and the Companies’ other representations, warranties, covenants and obligations set forth in this Agreement. Further, Purchaser agrees that the Company’s entering into and consummation (as applicable) of the Chardan Transaction and the Senior Debt Amendment shall not be deemed to be a Default or Event of Default under the Note Purchase Agreement, including without limitation Sections 7.1, 7.3, 7.4, 7.8 and 8.1 thereof.

2.2           The consents in Section 2.1 shall be strictly limited as stated above and nothing herein shall be construed as a waiver of, a consent to, or any modification or amendment, or limitation of, any other term or condition of the Note Purchase Agreement or any Other Agreement or of any right of the Purchaser under the Note Purchase Agreement or the Other Agreements to declare an Event of Default or to exercise the remedies provided to the Purchaser thereunder in any other circumstances.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1           The Companies represent and warrant to the Purchaser that: (a) the execution, delivery and performance of this Amendment by the Companies are within its powers, have been duly authorized by all requisite action on the part of the Companies and are not in contravention with any law, of the terms of their respective organizational documents, as amended, or any undertaking to which they are a party or by which they are bound; (b) this Amendment is the legal, valid and binding obligation of the Companies, enforceable against the Companies in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer, or other laws of general application relating to the enforcement of creditors' rights and by equitable principles and the availability of equitable remedies; (c) after giving effect to the amendments herein contained, each of the representations and warranties of the Companies contained in the Note Purchase Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent that such representations and warranties specifically relate solely to projections; and (d) except as expressly waived hereby, no Default or Event of Default exists or has occurred and is continuing on the date hereof.

ARTICLE 4.

CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the Effective Date once each of the following conditions has been satisfied or waived by Purchaser in writing:

4.1         This Amendment shall have been duly executed and delivered by the Companies and the Purchaser.

4.2         Purchaser shall have received the following, each in form and substance satisfactory to Purchaser:

(a)          Copies of all resolutions, consents, authorizations and approvals required in connection with the execution, delivery and performance by the Companies of, or the validity and enforceability of, this Amendment and all other documents, instruments and agreements anticipated hereby or executed in connection herewith;

(b)         Executed copies of consents to this Amendment and the Chardan Acquisition executed by the Senior Lender, in form and substance satisfactory to the Purchaser (to the extent not satisfactorily addressed in the Senior Debt Amendment);

(c)         Executed copies of the Senior Debt Amendment and the agreements, documents and instruments executed in connection therewith or contemplated thereby, in form and substance acceptable to the Purchaser, together with an executed certificate of the President and Chief Executive Officer of Unique Fabricating certifying that such copies are true, correct and complete;

(d)         Executed copies of the Chardan Acquisition Documents, in form and substance acceptable to the Purchaser, together with an executed certificate of the President and Chief Executive Officer of Unique Fabricating certifying that such copies are true, correct and complete;

(e)         A Joinder Agreement executed by Unique-Chardan, in form and substance acceptable to Purchaser;

(f)          The Second Amendment to Pledge and Security Agreement and Irrevocable Proxy executed by Unique Fabricating, in form and substance acceptable to Purchaser;

(g)         The Security Agreement executed by Unique-Chardan, in form and substance acceptable to Purchaser;

(h)         The Second Amendment to Subordination and Intercreditor Agreement executed by the Senior Lender, in form and substance acceptable to Purchaser;

(i)          The Chardan Subordination Agreement, subordinating the obligations of Unique Fabricating and Unique-Chardan under the Chardan Note to the Senior Subordinated Obligations, in form and content satisfactory to Purchaser; and

(j)          The Acknowledgment and Consent of Subordinated Creditor, executed by Taglich Private Equity, LLC, in form and substance acceptable to Purchaser.

4.3         The Purchaser shall have received such other information, documents, agreements, commitments and undertakings as the Purchaser or the Purchaser's counsel may reasonably request.

4.4         The Companies shall have paid the reasonable fees and expenses of legal counsel to the Purchaser incurred in connection with this Amendment, together with all past due fees and expenses of Purchaser's counsel in connection with the Note Purchase Agreement and the Other Agreements.

ARTICLE 5.

MISCELLANEOUS

5.1         References in the Note Purchase Agreement or in any note, certificate, instrument or other document to the "Note Purchase Agreement" shall be deemed to be references to the Note Purchase Agreement as amended hereby and as further amended from time to time.

5.2         The Companies agree to indemnify and hold harmless the Purchaser for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Purchaser in connection with preparing this Amendment.

5.3         The Companies acknowledge and agree that the Purchaser has fully performed all of its obligations under all documents executed in connection with the Note Purchase Agreement and the Other Agreements and all actions that have been taken by the Purchaser have been reasonable and appropriate under the circumstances and within its rights under the Note Purchase Agreement and the Other Agreements and all other documents executed in connection therewith and otherwise available. Each Company represents and warrants that it is not aware of any claims or causes of action as of the Effective Date against the Purchaser, and hereby waives all such claims and causes of action as of the Effective Date.

5.4         Except as expressly amended hereby, the Companies agree that the Note Purchase Agreement, the Other Agreements and all other documents and agreements executed by the Companies in connection with the Note Purchase Agreement in favor of the Purchaser are ratified and confirmed and shall remain in force and effect, enforceable against the Companies in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer, or other laws of general application relating to the enforcement of creditors' rights and by equitable principles and the availability of equitable remedies, and that they have no set off, counterclaim or defense with respect to any of the foregoing.

5.5         Defined terms used, but not defined, herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement.

5.6         This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.7         This Amendment is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to Note Purchase Agreement to be executed and delivered on the Effective Date.

COMPANIES:

UFI ACQUISITION, INC.

By:
Name: Richard L. Baum, Jr.
Its: President

UNIQUE FABRICATING INCORPORATED

By:
Name: John Weinhardt
Its: President and Chief Executive Officer

UNIQUE FABRICATING REALTY, LLC

By:	Unique Fabricating Incorporated
Its:	Sole Member

By:
Name: John Weinhardt
Its: President and Chief Executive Officer

UNIQUE FABRICATING SOUTH, INC.

By:
Name: John Weinhardt
Its: President and Chief Executive Officer

UNIQUE-PRESCOTECH, INC.

By:
Name:	John Weinhardt
Its:	President

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

PURCHASER:

THE PENINSULA FUND V LIMITED PARTNERSHIP

By:	Peninsula Fund V Management L.L.C.
Its:	General Partner

	By:	Peninsula Capital Partners L.L.C.
	Its:	Manager

By:
Scott A. Reilly
President and Chief Investment Officer

[Second Amendment to Note Purchase Agreement]

EXHIBIT A

Updated Schedules to Note Purchase Agreement

See Attached.

Schedule 4.16

Subsidiaries and Capitalization

Subsidiaries

UFI Acquisition, Inc. has the following Subsidiaries:

1.	Unique Fabricating Incorporated: The authorized capital of Unique Fabricating consists of 100 shares of common stock, of which 100 shares are issued and outstanding.

2.	All Subsidiaries of Unique Fabricating Incorporated.

Unique Fabricating Incorporated has the following Subsidiaries:

3.	Unique Fabricating South, Inc.: The authorized capital of Unique Fabricating South, Inc. consists of 60,000 shares of common stock, of which 900 shares are issued and outstanding. The Company is the owner of record of all issued and outstanding shares.

4.	Unique Fabricating de Mexico, S.A. de C.V.: The authorized capital of Unique Fabricating de Mexico S.A. de C.V. consists of 50,000 shares of Series A common stock, of which 50,000 shares are issued and outstanding. The Company is the owner of record of 49,999 shares, and Unique Fabricating South, Inc. is the owner of record of one share.

5.	Unique-Prescotech, Inc. The authorized capital of Unique-Prescotech, Inc. consists of 100 shares of common stock, of which 100 shares are issued and outstanding. Unique Fabricating Incorporated is the owner of record of all issued and outstanding shares.

6.	Unique-Chardan, Inc. The authorized capital of Unique-Chardan, Inc. consists of 100 shares of common stock, of which 100 shares are issued and outstanding. Unique Fabricating Incorporated is the owner of record of all issued and outstanding shares.

7.	Unique Fabricating Realty, LLC: All of the membership interests are owned by the Company.

Unique Fabricating Incorporated owns a 49% membership interest in Diversified Acoustics LLC, a Michigan limited liability company. Diversified Solutions Group, LLC owns the remaining 51% membership interest. Diversified Acoustics LLC intends to pursue certification as a minority business enterprise and pursue supply opportunities in the automotive die-cut fabrication business.

Unique Fabricating Incorporated owns less than 10% of the issued and outstanding shares of common stock of Entrotech, Inc., an Ohio corporation (“Entrotech”). The identity of the other holders of the capital stock of Entrotech is not specifically known by the Target. Entrotech is a provider of advanced material solutions.

Unique Fabricating Realty, LLC owns a 5% membership interest interest in Joslyn-Collier I LLC, a Michigan limited liability company (“J-C I”). The identity of the other members of J-C I is not specifically known by the Company. J-C I was formed for the purpose of holding title to the real property occupied by the Company in Auburn Hills, Michigan.

Capitalization

See attached Capitalization Chart of the UFI Acquisition, Inc.

See “Subsidiaries” section above for discussion of the capitalization of Subsidiaries of UFI Acquisition, Inc.

Outstanding Agreements Giving Right to Purchase or Acquire Shares

Warrant in favor of Taglich Brothers, Inc. to purchase 36,656 shares of the common stock of UFI Acquisition, Inc. at a purchase price of $10 per share.

Warrant in favor of Peninsula to purchase 9,744 shares of the common stock of UFI Acquisition, Inc. at a purchase price of $10 per share.

175,135 options to purchase one (1) share of UFI Acquisition, Inc. common stock at a purchase price of $10 per share have been or will be granted to employees, directors and/or consultants of the Company and/or its Subsidiaries under UFI Acquisition Inc.’s 2013 Stock Incentive Plan.

Schedule 4.17

Current Locations

(a)	Principal Place of Business and Chief Executive Office

800 Standard Parkway

Auburn Hills, Michigan 48326

(b through d)

Books and Records Maintained; Additional Locations of Business and Locations of Assets Held

1737 Hillsdale Rd., Lafayette, GA 30728. – Owned by Unique Fabricating South, Inc.

1001 West Oak St., Louisville, KY 40201. – Owned by Unique-Prescotech, Inc.

2000 N. New York Ave., Evansville, IN 47711. – Owned by Unique-Prescotech, Inc.

1124 Haley Rd., Murfreesboro. TN 37129. – Owned by Unique-Prescotech, Inc.

3233 South Zero St., Fort Smith, AR 72908. – Owned by Unique-Prescotech, Inc.

772 Outlook Lane, Chattanooga, GA 37419. Note: Residential Lease Agreement for Single-Family Dwelling between Unique Fabricating South, Inc., and John and Amy Eldridge, dated December 2011, for property located at 772 Outlook Lane, Chattanooga, GA 37419. – Leased by Unique Fabricating South, Inc.

552 Jacob Way, Rochester, MI 48307 Note: Apartment Lease Contract between Unique Fabricating Incorporated and Village Green of Rochester, dated August 27, 2012, for property located at 552 Jacob Way, Rochester, MI 48307. – Leased by Unique Fabricating Incorporated.

Av. Hiperion 901, Parque Industrial Kalos, Guadalupe, Nuevo Léon, México. Note: Lease Contract between Urbanizaciones Gamma S.A. de C.V. and Unique Fabricating de Mexico, S.A. de C.V., dated December 16, 2010, for property located at Av. Hiperion 901, Parque Industrial Kalos, Guadalupe, Nuevo Léon, México. – Leased by Unique Fabricating de Mexico, S.A. de C.V.

820 Park Avenue, Murfreesboro, TN 37129. Note: Lease Agreement between Unique-Prescotech, Inc. and Swanson Developments, LP, dated as of November 4, 2013, for property located at 820 Park Avenue, Murfreesboro, TN 37129. – Leased by Unique-Prescotech, Inc.

705 South Union Street, Bryan, OH 43506. Note: Lease Agreement between Unique-Chardan, Inc. and Chardan Properties, LLC, dated as of February 6, 2014, for property located at 705 South Union Street, Bryan, OH 43506. – Leased by Unique-Chardan, Inc.

935 West Oak Street, Louisville, KY 40203. Note: Easement Agreement among Unique-Prescotech, Inc., Diversified Designs, Inc. and GML Properties, LLC, dated as of December 1, 2006, granting a 10 year easement for an annual fee of $1000 for use of the lot at 935 West Oak Street, Louisville, KY. – Leased by Unique-Prescotech, Inc.

1600 Webster Road, Dayton, OH 45404, where certain inventory, valued at approximately $10,000, is held on consignment by Behr America. Neither lease nor owed by the Company or any Subsidiaries but by a customer of the Unique Fabricating Incorporated.

Unique-Prescotech, Inc. keeps some tangible assets off-site for customer use, including returnable containers used by Rheem Mfg.